UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

DYNECO CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	333-112585	41-1508703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2203 North Lois Avenue, Suite 900, Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (813) 877-6300

_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2006, shareholders authorized an increase in the number of shares of common stock the Corporation is authorized to issue to 300,000,000. On February 2, 2006, DynEco filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of shares that the Corporation has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing. The Certificate of Amendment of Amended Articles of Incorporation is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.	Other Events

Furnished as an exhibit to this Current Report is a press release dated February 3, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document
3.1	Certificate of Amendment of Amended Articles of Incorporation, filed and effective February 2, 2006.
99.1	Press Release dated as of February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNECO CORPORATION (Registrant)

Date: February 3, 2006	By:	/s/ Daniel G. Brandano
Daniel G. Brandano President

Exhibit Index

Exhibit Number	Title of Document
3.1	Certificate of Amendment of Amended Articles of Incorporation, filed and effective February 2, 2006.
99.1	Press Release dated as of February 3, 2006.